UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): June 21, 2016

BIND THERAPEUTICS, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-36072	56-2596148
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

325 Vassar Street, Cambridge, Massachusetts 02139

(Address of principal executive offices) (Zip Code)

(617) 491-3400

(Registrant’s telephone number, include area code)

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07. Submission of Matters to a Vote of Security Holders

On June 21, 2016, BIND Therapeutics, Inc. (the “Company”) held its Annual Meeting of Stockholders (the “Annual Meeting”). A total of 14,209,742 shares of common stock were present in person or represented by proxy at the Annual Meeting, representing approximately 68 percent of the Company’s outstanding common stock as of the April 25, 2016 record date. The following are the voting results for the proposals considered and voted upon at the Annual Meeting, both of which were described in the Company’s Definitive Proxy Statement filed with the Securities and Exchange Commission on April 29, 2016.

Item 1 — Election of two Class III directors, each to serve until the annual meeting of stockholders in 2019 and until his respective successor has been duly elected and qualified.

NOMINEE	Votes FOR	Votes WITHHELD	Broker Non-Votes
Daniel Lynch	6,005,649	156,948	8,047,145
Eric Rowinsky, M.D.	6,006,749	155,848	8,047,145

As previously disclosed in the Company’s proxy supplement filed with the Securities and Exchange Commission on June 17, 2016, Amir Nashat, Sc.D., resigned from the Board of Directors of the Company (the “Board”) effective June 17, 2016, and his name was withdrawn from nomination for re-election to the Board at the Annual Meeting. Any votes that were submitted with instruction to vote for all of the Board’s nominees were voted only for Daniel Lynch and Eric Rowinsky, M.D., and any votes that were submitted with instruction to vote for Dr. Nashat were disregarded.

Item 2 — Ratification of the appointment of Deloitte & Touche LLP as the Company’s independent registered public accounting firm for the year ending December 31, 2016.

Votes FOR	Votes AGAINST	Votes ABSTAINED	Broker Non-Votes
14,048,854	140,455	20,433	0

Based on the foregoing votes, Daniel Lynch and Eric Rowinsky, M.D. were elected as Class III directors and Item 2 was approved.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BIND THERAPEUTICS, INC.

Date: June 22, 2016	By:	/s/ Andrew Hirsch
Andrew Hirsch
President and Chief Executive Officer